Exhibit 10.2

Convertible Loan Extension Agreement

This Convertible Loan Extension Agreement (“Extension”) is entered into as of October 23, 2022 (the “Extension Effective Date”), by and between Orgenesis Inc. (“Borrower”) and Ricky Neumann (“Lender”). Borrower and Lender may each be referred to herein as a “Party,” and collectively as the “Parties”. Any term not defined herein shall have the meaning ascribed to it in the CN (as defined below).

WHEREAS: Lender and Borrower are parties to that certain Convertible Loan Agreement, dated May 19, 2022 (“CN” and “Original Effective Date”) for the loan amount of US$ 3,000,000 attached hereto as Exhibit A; and

WHEREAS: Lender and Borrower wish to revise the terms of the CN in accordance with the terms herein;

NOW THEREFORE, the Parties hereby agree as follows:

1	Interest Rate

1.1 Commencing as of the Original Effective Date, interest shall accrue on the unconverted and then outstanding Loan Amount at the rate of 10% per annum (“Interest Rate”).

2	Maturity Date Extension

2.1 The Maturity Date under the CN shall be extended from August 19, 2023 to February 19, 2024 (the “Maturity Date”).

2.2 The last paragraph of Section 1(a) of the CN shall be amended such that the Outstanding Amount may be prepaid by the Borrower, at its option, in whole or in part at any time or (ii) at the Lender’s option, following any equity or debt financing or series of (related or unrelated) financings by Borrower as of the Extension Effective Date. In the event that any subsidiary of Borrower raises financing (debt or equity), Borrower will make reasonable commercial efforts (though not on account of such financing not occurring or requiring terms substantially less beneficial to the subsidiary) to ensure that funds from such financing are received by Borrower so as to enable Borrower to repay the Loan Amount.

3	Warrants

3.1 The Borrower shall issue the Lender a warrant registered in the name of such Lender, or in such nominee name(s) as designated by such Lender, representing the right to purchase 666,666 shares of Common Stock, at an exercise price per share of $2.50 per share. Such warrant will be exercisable at any time beginning six (6) months and one day after the Extension Effective Date and ending thirty-six (36) months after the Extension Effective Date.

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3.2 The warrant in Section 3.1 above shall be in addition to Warrant Number W-302 dated May 19, 2022 and granted pursuant to Section 1(b) of the CN (the “Original Warrant”).

4	Conversion Price.

4.1 The Conversion Price for conversion of the outstanding amount as defined in Section 2(a)a. of the CN shall be amended to “a price per share of $2.50 per share” instead of $4.50 per share.

5	Legal Fees. Upon execution hereof, the Borrower or one of its affiliates shall pay the legal fees of the Lender in an amount of US$7,500 plus VAT to Spero Levi & Co. upon receipt of an invoice for such amount.

6	Exhibit A. Exhibit A of the CN shall be amended as follows:

Name of Lender	Loan Amount	Number of Warrants	Date
Ricky Neumann	$3,000,000	166,667	May 19th, 2022
Ricky Neumann		666,666	October 23, 2022
Total	$3,000,000	833,333

7	General Provisions.

7.1 The CN is hereby amended only to the extent necessary to give full effect to this Extension. Unless expressly specified herein, all other terms and conditions specified in the CN shall apply and shall remain in full force and effect. Capitalized terms used not defined herein shall have the meaning ascribed to them in the CN. In the event of any conflict between the terms of this Extension and the terms of the CN, the terms of this Extension shall control. Without limiting the aforesaid, the Borrower hereby represents that all approvals required with respect to this Extension have been obtained by the Borrower.

7.2 This Extension may be executed in any number of counterparts, including in facsimile and scanned format, each of which shall be deemed an original and enforceable against the Party actually executing such counterpart and all of which together shall constitute one and the same instrument.

7.3 The Borrower shall promptly make any and all reports required with respect to this Extension.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have executed this Extension to Convertible Loan Agreement as of the date first above written.

THE LENDER:

/s/ Ricky Neumann
Ricky Neumann

ORGENESIS INC.

By:	/s/ Vered Caplan

Name:	Vered Caplan
Title:	Chief Executive Officer

Address:	20271 Goldenrod Lane
Germantown, Maryland, 20776 USA

[Signature page to the Extension to Convertible Loan Agreement between Orgenesis Inc. and Ricky Neumann]

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Exhibit A - Convertible Loan Agreement

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